EXHIBIT 1


                        BLAGMAN MEDIA INTERNATIONAL, INC.
                                 AND SUBSIDIARY



                                    CONTENTS

                                                                  PAGE NO.
                                                                  -------
CONSOLIDATED BALANCE SHEET AS OF MARCH 31, 2000                     F-1

CONSOLIDATED STATEMENT OF OPERATIONS FOR THE THREE
  MONTHS ENDED MARCH 31, 2000                                       F-2&3

CONSOLIDATED  STATEMENT OF CHANGES IN STOCKHOLDERS'
  EQUITY FOR THE THREE MONTHS ENDED MARCH 31, 2000                  F-4

CONSOLIDATED STATEMENT OF CASH FLOWS FOR THE THREE
  MONTHS ENDED MARCH 31, 2000                                       F-5

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS AS
  OF MARCH 31, 2000                                                 F-6


                                       BLAGMAN MEDIA INTERNATIONAL, INC.
                                                 AND SUBSIDIARY
                                          CONSOLIDATED BALANCE SHEETS



                                                                     March 31, 2000
                                                                      (Unaudited)              December 31, 1999
                                                                  ---------------------      ---------------------
                                                ASSETS

CURRENT ASSETS

   Cash                                                           $           457,219        $                    -
   Accounts receivable                                                        108,709                       479,054
   Other current assets                                                        22,637                         1,918
   Loan receivable - stockholder                                               42,448                        38,948
                                                                  ---------------------       ---------------------
     Total Current Assets                                                     631,013                       519,920

PROPERTY AND EQUIPMENT - NET                                                   24,359                         6,942
                                                                  ---------------------       ---------------------

TOTAL ASSETS                                                      $           655,372        $              526,862
------------
                                                                  =====================       =====================

                              LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

CURRENT LIABILITIES

   Notes and loans payable - current portion                      $           130,152        $               80,152
   Line of credit                                                                   -                        74,713
   Accounts payable and accrued expenses                                      259,244                       460,587
                                                                  ---------------------       ---------------------
     Total Current Liabilities                                                389,396                       615,452

LONG-TERM LIABILITIES

   Notes and loans payable                                                       -                           50,000
                                                                  ---------------------       ---------------------

     Total Liabilities                                                        389,396                       665,452
                                                                  ---------------------       ---------------------

STOCKHOLDERS' EQUITY (DEFICIENCY)
   Common stock, $.001 par value, 100,000,000 shares
    authorized, 13,321,540 and 12,069,873 shares issued
    and outstanding                                                            13,320                        12,070
   Additional paid-in capital                                               1,023,380                        24,630
   Accumulated deficit                                                       (562,390)                     (175,290)
                                                                  ---------------------       ---------------------
                                                                              474,310                      (138,590)
Subscriptions receivable                                                     (208,334)                            -
                                                                  ---------------------       ---------------------

     Total Stockholders' Equity (Deficiency)                                  265,976                      (138,590)
                                                                  ---------------------       ---------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)           $           655,372         $             526,862
-------------------------------------------------------
                                                                  =====================       =====================




                               See accompanying notes to consolidated financial statements.



                                                          F-1

                          BLAGMAN MEDIA INTERNATIONAL, INC.
                                  AND SUBSIDIARY
                        CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE THREE MONTHS ENDED MARCH 31, 2000

                                     (UNAUDITED)
REVENUES - NET                                                      $       424,714

COST OF REVENUES                                                            462,580
                                                                   -----------------

GROSS LOSS                                                                  (37,866)
                                                                   -----------------

OPERATING EXPENSES

   Officers' compensation                                                    74,500
   Employee compensation and taxes                                           39,081
   Travel and entertainment                                                  57,920
   Other general and administrative                                          38,698
   Professional fees                                                         91,854
   Rent                                                                       7,628
   Telephone                                                                  6,701
   Advertising                                                               27,237
   Auto                                                                         594
   Depreciation                                                               1,894
                                                                    ----------------
     Total Operating Expenses                                              (346,107)
                                                                    ----------------

(LOSS) INCOME FROM OPERATIONS                                              (383,973)
                                                                    ----------------

OTHER INCOME (EXPENSE)

   Interest expense                                                          (4,039)
   Interest income                                                              912
                                                                    ----------------
     Total Other (Expense)                                                   (3,127)

NET (LOSS)                                                          $       (387,100)
----------
                                                                    =================

Net (loss) per common share - basic and diluted                     $          (0.03)
                                                                    =================

Weighted average number of common shares
  outstanding - basic and diluted                                        12,566,740
                                                                    =================







              See accompanying notes to consolidated financial statements.



                                          BLAGMAN MEDIA INTERNATIONAL, INC. AND SUBSIDIARY
                                     CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                                            FOR THE THREE MONTHS ENDED MARCH 31, 2000
                                                              (UNAUDITED)


                                                                           Additional
                                                    Common Stock             Paid-in    Accumulated    Subscriptions
                                               Shares          Amount        Capital       Deficit       Receivable        Total
                                           -------------   -----------   ------------   ------------   -------------    -----------
Balance, January 1, 1999                     12,069,873     $   12,070    $    24,630    $ (175,290)     $      -       $ (138,590)

Stock issued for cash and subscribed to       1,251,667          1,250        998,750           -          (208,334)       791,666

Net loss, March 31, 2000                           -               -             -         (387,100)            -         (387,100)
                                           -------------   -----------   ------------   ------------    -------------   -----------

BALANCE, MARCH 31, 2000                      13,321,540     $   13,320    $ 1,023,380    $ (562,390)     $ (208,334)    $  265,976
-----------------------                    =============   ===========   ============   ============    =============   ===========


















                                            See accompanying notes to consolidated financial statements.



                             BLAGMAN MEDIA INTERNATIONAL, INC.
                                      AND SUBSIDIARY
                            CONSOLIDATED STATEMENT OF CASH FLOWS
                         FOR THE THREE MONTHS ENDED MARCH 31, 2000
                                        (UNAUDITED)


CASH FLOWS FROM OPERATING ACTIVITIES:

   Net (Loss) Income                                                      $     (387,100)
   Adjustments to reconcile net (loss) to net cash
     (used in) operating activities:
   Depreciation                                                                    1,894
   Changes in operating assets and liabilities:
     (Increase) decrease in:
       Accounts receivable                                                       370,395
       Other current assets                                                      (20,719)
       Loan receivable - stockholder                                              (3,500)
     Increase (Decrease) in:
       Accounts payable and accrued expenses                                    (201,343)
                                                                          ---------------
         Net cash (used in) operating activities                                (240,423)
                                                                          ---------------

CASH FLOWS FROM INVESTING ACTIVITIES:

   Purchase of property and equipment                                            (19,311)
                                                                          ---------------

CASH FLOWS FROM FINANCING ACTIVITIES:

   Proceeds from stock issuance                                                  791,666
   Line of credit repayment                                                      (74,713)
                                                                          ---------------
     Net cash provided by financing activities                                   716,953
                                                                          ---------------

NET INCREASE IN CASH                                                             457,219

CASH - BEGINNING OF PERIOD                                                            -
                                                                          ---------------

CASH - END OF PERIOD                                                      $      457,219
--------------------
                                                                          ===============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for - Interest                                $        4,039
                                                                          ===============








                See accompanying notes to consolidated financial statements.


                        BLAGMAN MEDIA INTERNATIONAL, INC.
                                 AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              AS OF MARCH 31, 2000
                                   (UNAUDITED)


NOTE 1         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION
------         -----------------------------------------------------------

               (A) Organization

                    Blagman Media International, Inc. (the "Company") was formed on January 29, 1999 upon incorporation from a sole partnership. The Company is a global direct response marketing and advertising agency that produces response-driven infomercials, and provides product placement, media buying, medical marketing, production and syndication of television programming, and other associated transactional media business pursuits.

                    On August 2, 1999 one  hundred  percent  of the  issued  and outstanding common stock of Blagman Media International, Inc. was acquired by Unisat, Inc. in a transaction accounted for as a recapitalization of Blagman Media International, Inc. Unisat, Inc. subsequently changed its name to Blagman Media International, Inc. (See Note 10)

               (B) Basis of Presentation

                    The accompanying  unaudited  financial  statements have been prepared in accordance with generally accepted accounting principles and the rules and regulations of the Securities and Exchange Commission for interim financial information. The accompanying consolidated financial statements do not include the statement of operations or cash flows for the three months ended March 31, 1999 since the Company operations for this period were immaterial.

               (C) Principles of Consolidation

                    The accompanying  consolidated  financial statements include the accounts of the Company and its wholly owned subsidiary. All significant inter-company transactions and balances have been eliminated in consolidation.

               (D) Use of Estimates

                    In  preparing   financial   statements  in  conformity  with
               generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

               (E) Cash and Cash Equivalents

                    For  purposes  of the  cash  flow  statements,  the  Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

               (F) Fair Value of Financial Instruments

                        BLAGMAN MEDIA INTERNATIONAL, INC.
                                 AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              AS OF MARCH 31, 2000
                                   (UNAUDITED)

                    Statement  of  Financial   Accounting   Standards  No.  107,
               "Disclosures about Fair Value of Financial Instruments", requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate the value. For purposes of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties other than in a forced sale or liquidation.

                    The carrying amounts of the Company's  accounts  receivable, loan receivable, accounts payable and accrued liabilities, and notes and loans payable, approximates fair value due to the relatively short period to maturity for these instruments.

               (G) Property and Equipment

                    Property and equipment  are stated at cost and  depreciated, using accelerated methods over the estimated economic useful lives of 5 to 7 years. Expenditures for maintenance and repairs are charged to expense as incurred. Major improvements are capitalized.

               (H) Revenue Recognition

                    The Company  recognizes  revenue from the sale of media time to advertising clients when the related advertisement is broadcasted. In addition, they earn commissions in connection with the procurement of media time on behalf of advertising clients. Such commissions are also considered earned when the underling advertisement is broadcasted. Additionally, the Company has entered into contractual agreements with other advertising firms to share revenues based upon the terms of the specific agreements. The income produced by these revenue-sharing contracts are recognized as media or commission income depending upon the nature of the income earned from the agreement.

               (I) Income Taxes

                    The Company  accounts for income  taxes under the  Financial
               Accounting Standards Board Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

               (J) Concentration of Credit Risk

                    The Company  maintains  its cash in bank  deposit  accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

                        BLAGMAN MEDIA INTERNATIONAL, INC.
                                 AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              AS OF MARCH 31, 2000
                                   (UNAUDITED)

               (K) Earnings (Loss) Per Share

                    Net  income  (loss) per  common  share for the three  months ended March 31, 2000 is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128, "Earnings Per Share". Common stock equivalents at March 31, 2000 have not been included in the computation of diluted earnings per share since the effect would be anti-dilutive. At March 31, 2000 there were 100,000 common stock options outstanding which could potentially dilute future earnings per share.

               (L) Segment Information

                    The  Company  follows  Statement  of  Financial   Accounting
               Standards No. 131 "Disclosures about Segments of an Enterprise and Related Information." During the three months ended March 31, 2000, the Company only operated in one segment, therefore, segment disclosure has not been presented.

               (M) Recent Accounting Pronouncements

                    The Financial Accounting Standards Board has recently issued several new accounting pronouncements. Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities", as amended by Statement No. 137, establishes accounting and reporting standards for derivative instruments and related contracts and hedging activities. This statement is effective for all fiscal quarters and fiscal years beginning after June 15, 2000. The Company believes that its adoption of pronouncement No. 133, as amended by No. 137, will not have a material effect on the Company's financial position or results of operations.

               (N) Stock Options

                    In  accordance   with  Statement  of  Financial   Accounting
               Standards No. 123, "Accounting For Stock Based Compensation" ("SFAS 123"), the Company has elected to account for Stock Options issued to a loan guarantor in accordance with SFAS 123.

NOTE 2         LOAN RECEIVABLE - STOCKHOLDER
------         -----------------------------

               The loans are uncollateralized and non-interest bearing.

NOTE 3         PROPERTY AND EQUIPMENT
------         ----------------------

               The following is a summary of property and equipment at March 31:

                  Computer equipment                            $        21,660
                  Furniture and fixtures                                 15,270
                  Office equipment                                       12,882
                                                                  --------------
                                                                         49,812

                  Less: Accumulated depreciation                        (25,453)
                                                                  --------------
                         Property and equipment - net            $       24,359
                                                                  ==============

               Depreciation expense was $1,894 for the period ended March 31, 2000.

                        BLAGMAN MEDIA INTERNATIONAL, INC.
                                 AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              AS OF MARCH 31, 2000
                                   (UNAUDITED)


NOTE 4         NOTES AND LOANS PAYABLE
------         -----------------------

               The following schedule reflects notes and loans payable at March 31, 2000:

               Note payable, interest at 6% due March 31, 2001.
                In addition, the Company provided an option to
                purchase up to 100,000 shares of common stock,
                at $0.25 per share, at any time until September
                1, 2000.  (See Note 6)                                $   50,000

               Note payable - related party, due on demand with
                no interest.                                              66,545

               Loan payable, interest at 9.5%, due on demand.             13,607
                                                                     -----------
                                                                         130,152

               Less current portion                                      130,152
                                                                     -----------

               Notes and loans payable - no current                   $       -
                                                                     ===========

NOTE 5         LINE OF CREDIT
------         --------------

                    The Company had a line of credit  agreement with a bank that provided that it could borrow up to $75,000 at 2% over Prime. The line matured on February 7, 2000 and all principal and interest due was paid.


NOTE 6         EQUITY
------         ------

               (A) Common Stock Issuance

                    The  Company   issued  50,000  shares  of  common  stock  as
               consideration for services. The shares were valued, for financial accounting purposes, at $.25 per share, based upon the quoted trading price at the grant date, resulting in a consulting expense of $12,500.

               (B) Common Stock Offering

                    On February 16, 2000, the Board of Directors agreed to offer up to 1,250,000 shares of common stock, pursuant to Regulation D,
               Section 4(6) of the Securities Act of 1933, as amended, at $0.80 per share. The offer was fully subscribed to by March 31, 2000 and $791,666 of the total subscription of $1,000,000 had been received.

               (C) Stock Options Granted Under Loan Guarantee Agreement

                    For options  issued in connection  with a note (See Note 4), the Company applies SFAS 123. Accordingly, a loan fee of $16,000 was charged to operations in the year ended December 31, 1999.

                        BLAGMAN MEDIA INTERNATIONAL, INC.
                                 AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              AS OF MARCH 31, 2000
                                   (UNAUDITED)

                    For financial statement disclosure purposes and for purposes of valuing stock options issued to new employees, the fair market value of each stock option granted estimated on the date of grant using the Black-Scholes Options-Pricing Model in accordance SFAS 123, using the following weighted-average assumptions: expected dividend yield of 0%, risk-free rate of 5.2%, volatility of 180% and expected term of one year.

                    A summary of the options under the loan guarantee  agreement as of March 31, 2000 is presented below:

                                                                      Number of         Weighted Average
                                                                       Options           Exercise Price
                                                                  ------------------    ------------------
               Stock Options

                 Balance at beginning of period                            100,000      $          0.25
                 Granted                                                      -                    -
                 Exercised                                                    -                    -
                 Forfeited                                                    -                    -
                                                                  ------------------     -----------------
                 Balance at end of period                                  100,000      $          0.25
                                                                  ==================     =================

               Options exercisable at end of period                        100,000      $          0.25

               Weighted average fair value of options
                granted during the year                                       -         $          -


                    The  following  table  summarizes  information  about  stock options outstanding at March 31, 2000:

                            Options Outstanding                                           Options Exercisable
-----------------------------------------------------------------------------     ------------------------------------
                                               Weighted

                                                Average           Weighted             Number             Weighted
        Range of            Number             Remaining          Average          Exercisable at         Average
        Exercise        Outstanding at        Contractual         Exercise             March              Exercise
         Price          March 31, 2000           Life              Price              31, 2000             Price
      -------------    -----------------    ----------------    -------------     -----------------    ---------------

      $     0.25           100,000             0.50 Year         $   0.25             100,000           $    0.25


                        BLAGMAN MEDIA INTERNATIONAL, INC.
                                 AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              AS OF MARCH 31, 2000
                                   (UNAUDITED)


NOTE 7         COMMITMENTS AND CONTINGENCIES
------         -----------------------------

(A)            Operating Lease

                    On February 29, 2000,  the Company  entered into a new lease agreement for corporate offices. The lease term is for 37 months. The monthly base rent is $9,089 commencing March 1, 2000. Minimum annual rentals under this lease are as follows:

                       Years Ending
                         March 31           Amount
                       ------------      -----------
                           2001          $  109,068
                           2002             109,068
                           2003             109,068
                           2004              18,178

               (B) Consulting Agreements

                    On December 2, 1999,  the Company  entered  into a six-month agreement with a consulting firm to provide management consulting, business advisory, shareholder information, and public relations advice. The agreement calls for compensation based on proposed fees for services to be rendered.

                    On December 1, 1999,  the Company  entered  into a five-year agreement with a consultant where the consultant will provide advisory business services. The agreement called for the consultant to receive 25,000 shares of the Company's common stock upon execution of the agreement, and an additional 25,000 shares upon expiration of each quarter year during the first year term to an aggregate of 100,000 shares. None of the above shares were issued. On March 21, 2000, the parties entered into a settlement agreement and mutual release and the Company will issue 50,000 shares of common stock as consideration after March 31, 2000.

               (C) Legal Actions

                    On April 1, 1999,  a Nevada  Corporation  filed suit against the Company, its former Chairman of the Board and a former director in the Second Judicial District Court of the State of Nevada, in and for the County of Washoe. In the complaint, the plaintiff alleged intentional interference with contractual relations between the Company and a third party, intentional interference with prospective economic advantage, conspiracy, unfair business practices, breach of fiduciary duty, unjust enrichment, rescission of contract, incomplete accounting and permanent injunction. On February 7, 2000, the parties to the legal action stipulated that the alleged complaints in the lawsuit be dismissed without prejudice.

NOTE 8         CONCENTRATIONS
------         --------------

                    Approximately   73%  of  revenues   were  derived  from  two
               customers for the period ended March 31, 2000. Approximately 46% and 19% of accounts receivable was due from two customers as of March 31, 2000.

                        BLAGMAN MEDIA INTERNATIONAL, INC.
                                 AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              AS OF MARCH 31, 2000
                                   (UNAUDITED)


NOTE 9         INCOME TAXES
------         ------------

                    In  1998,  the  Company  was a  sole-proprietorship  and the proprietor was responsible for all taxes personally.

                    There was no income tax (benefit) for the three months ended
               March 31, 2000 as the Company incurred a loss.

                    The tax effects of temporary  differences  that gave rise to significant proportions of deferred tax assets and liabilities at March 31, 2000 are as follows:

               Deferred tax assets:
                 Net operating loss carryforward              $    172,700
                                                              -------------
                    Total gross deferred tax assets                172,700
               Less valuation allowance                           (172,700)
                                                              -------------

               Net deferred tax assets                        $         -
                                                              =============

                    At March 31,  2000,  the  Company had a net  operating  loss carryforward of approximately $508,000 for U.S. Federal income tax purposes available to offset future taxable income expiring on various dates beginning in 2016 through 2018.

                    The valuation allowance at January 1, 2000 was $32,370.  The net change in the valuation allowance during the period ended March 31, 2000 was an increase of approximately $140,330.

NOTE 10        BUSINESS COMBINATIONS
-------        ---------------------

               (A) Acquisition and Recapitalization - Unistat, Inc.

                    Under  a  Stock   Exchange   Agreement   (the   "Agreement")
               consummated on August 2, 1999, Unisat, Inc., ("Unisat"), a non-reporting public shell with no operations at that time, acquired one hundred percent of the issued and outstanding common stock (9,000,000 shares) of Blagman Media International, Inc. ("Blagman") in exchange for 8,200,000 shares of the $0.001 par value common stock of Unisat. As a result of the exchange, the Company became a wholly owned subsidiary of Unisat and the stockholders of Blagman become stockholders of approximately sixty-eight percent of Unisat. Generally Accepted Accounting Principles require that the Company whose shareholders retain a majority interest in a business combination be treated as the acquiror for accounting purposes. As a result, the exchange was treated as an acquisition of Unisat by Blagman, and a recapitalization of Blagman. The Company's consolidated financial statements immediately following the acquisition were as follows:
               (1) The Balance Sheet consists of Blagman's net assets at historical cost and Unisat's net assets at historical cost and
               (2) the Statement of Operations includes Blagman's operations for the period presented and Unisat's operations from the date of acquisition. The Company filed an amendment to its articles of incorporation to change its name from Unisat, Inc. to Blagman Media International, Inc.

                        BLAGMAN MEDIA INTERNATIONAL, INC.
                                 AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              AS OF MARCH 31, 2000
                                   (UNAUDITED)


NOTE 11        SUBSEQUENT EVENTS
-------        -----------------

               (A) Acquisition and Recession Agreements

                    Under   a  Stock   Exchange   Agreement   (the   "Agreement)
               consummated in 2000, the Company was to acquire Mullinger Media & Communications, Ltd. ("MMC") in exchange for 600,000 shares of Series A Preferred Stock of the Company. As a result of the exchange, MMC would have become a wholly owned subsidiary of the Company. Subsequent thereto, the Company rescinded this agreement for failure of consideration and other deficiencies.

               (B) Stock Exchange Agreement

                    Pursuant  to  a  Stock  Exchange  Agreement  (the  "Exchange
               Agreement") dated as of April 20, 2000 between the Company and the shareholders of MNS Eagle Equity Group I, Inc. ("MSN"), a Nevada Corporation, approximately 89.9% of the outstanding shares of common stock of which is held by (10) MNS shareholders were exchanged for 50,000 shares of common stock of the Company and $100,000 cash in a transaction in which the Company effectively became the parent corporation of MNS.

                    The Exchange  Agreement was adopted by the unanimous consent of the Board of Directors of the Company and MNS on April 20, 2000. No approval of the shareholders of either the Company or MNS is required under applicable state corporate law.








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